                                                                 Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS





HOUSTON INDUSTRIES INCORPORATED:

         We consent to the incorporation by reference in Registration Statement No. 33-34446 on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 33-12439 on Form S-8, in Registration Statement No. 33-38344, in Registration Statement No. 33-37493 on Form S-8, in Registration Statement No. 33-39921 on Form S-3, in Registration Statement No. 33-60756 on Form S-3, in Registration Statement No. 33-50629 on Form S-8, in Registration Statement No. 33-51431 on Form S-3, in Registration Statement No. 33-52207 on Form S-3, in Registration Statement No. 33-52279 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 33-38344 on Form S-8 of our report dated February 23, 1994 appearing in this Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1993.




DELOITTE & TOUCHE

HOUSTON, TEXAS
MARCH 9, 1994

                                                                    Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS




HOUSTON LIGHTING & POWER COMPANY:

         We consent to the incorporation by reference in Registration Statement No. 33-46368 on Form S-3, in Registration Statement No. 33-54228 on Form S-3, and in Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3 of our report dated February 23, 1994 appearing in this Annual Report on Form 10-K of Houston Lighting & Power Company for the year ended December 31, 1993.




DELOITTE & TOUCHE

HOUSTON, TEXAS
MARCH 9, 1994